EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                    Three months ended         Six months ended
                                                                       December 31,              December 31,
                                                                       ------------              ------------
                                                                   1997          1996         1997         1996
                                                                   ----          ----         ----         ----

                                                                     (In thousands, except per share amount)


Net Income                                                        $ 4,887      $ 3,879      $ 9,628      $ 2,475
                                                                    -----        -----        -----        -----


Weighted average common shares outstanding                          9,010        8,316        8,617        8,344

Basic earnings per common share                                   $  0.54      $  0.44      $  1.12      $  0.27
                                                                    =====        =====        =====        =====



Weighted average common shares outstanding                          9,010        8,316        8,617        8,344

Potential common stock due to dilutive
      effect of stock options                                         786          510          792          503
                                                                    -----        -----        -----        -----

Total shares for diluted earnings per share                         9,796        8,826       9,409         8,847

Diluted earnings per common share                                 $  0.50      $  0.44      $  1.02      $  0.27
                                                                    =====        =====        =====        =====


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